EXHIBIT 99.1

Angel Oak Mortgage, Inc. Reports Fourth Quarter and Full Year 2022 Financial Results

ATLANTA – March 9, 2023 -- Angel Oak Mortgage, Inc. (NYSE: AOMR) (the “Company,” “we,” and “our”), a leading real estate finance company focused on acquiring and investing in first lien non-QM loans and other mortgage-related assets in the U.S. mortgage market, today reported financial results for the quarter and year ended December 31, 2022.

Please note that the Company’s name will change to Angel Oak Mortgage REIT, Inc., effective on or about March 10, 2023. The Company’s website, CUSIP, and New York Stock Exchange ticker symbol will remain unchanged. Additionally, we would like to announce the resignation of Dory Black as the Company’s Secretary and the appointment of David Gordon to the same role, effective March 8, 2023.

Fourth Quarter Highlights
•Q4 2022 GAAP net loss of $8.8 million, or $(0.36) per diluted share of common stock.
•Q4 2022 distributable earnings of $(61.5) million, or $(2.50) per diluted share of common stock.
•Declared dividend of $0.32 per share of common stock, payable on March 31, 2023, to common stockholders of record as of March 22, 2023.

Full Year 2022 Highlights
•Total GAAP net loss of $187.8 million, or $(7.65) per diluted share of common stock, for the full year ended December 31, 2022.
•Distributable Earnings of $19.4 million, or $0.78 per diluted share of common stock, for the full year ended December 31, 2022.
•GAAP book value of $9.49 per share of common stock as of December 31, 2022.
•Economic book value of $13.11 per share of common stock as of December 31, 2022.

Since the end of Q3 2022, the Company has reduced its whole loan warehouse debt by 51 % and its mark to market percentage of total warehouse debt1 by 62% while releasing additional cash. These accomplishments have protected our capital structure to withstand volatility and will allow us to focus on growing the earning potential of its portfolio while continuing to prioritize sound risk and liquidity management.

Sreeni Prabhu, Chief Executive Officer and President of the Company, commented, “While 2022 was characterized by surging global inflation, extreme interest rate volatility, and wider credit spreads across various asset classes, we were able to gain positive momentum in the fourth quarter that has carried into 2023. We continue to make significant progress against our strategic plan to reposition our portfolio, improve liquidity, and reduce risk, all of which were demonstrated through the loan sales and non-mark to market financing conversion announced in Q4, as well as the AOMT 2023-1 securitization in January 2023. We plan to resume purchases of newly originated, higher-coupon loans and to methodically execute securitizations throughout 2023. I’m proud of our team and thank them for their hard work and contributions as we seek to build long term value for our shareholders.”
1 Mark-to-market percentage of total warehouse debt is calculated as the total unpaid balance of mark-to-market warehouse financing divided by the total unpaid balance of all warehouse financing.

Fourth Quarter Portfolio and Investment Activity
•In November 2022, the Company sold certain non-QM and investor cash flow residential mortgage loans with a gross weighted average coupon of approximately 4.5%, and a cost basis of approximately $315.6 million and a prior month carrying value of $267.6 million. The purchase price for the mortgage loans was $252.7 million, and $221.2 million of warehouse debt was repaid as a result of the transaction.
•Sold $7.0 million in commercial loans in order to concentrate on the core non-QM strategy of AOMR.
•Subsequent to year end, in January 2023, the Company participated in AOMT 2023-1, an approximately $580.5 million scheduled principal balance securitization backed by a pool of residential mortgage loans. The Company contributed loans with a scheduled principal balance of $241.3 million. In addition to releasing capital, the Company retained its pro rata share of the rated bonds from the securitization.

Full Year Portfolio and Investment Activity
•Purchased approximately $995.2 million of residential mortgage loans in 2022.
•In 2022, the Company completed two residential non-QM securitizations, totaling $722.3 million in aggregate unpaid principal balance. The Company’s contribution to AOMT 2023-1 in January 2023 brings the total securitized unpaid principal balance since December 31, 2021 to approximately $1.0 billion.
•Portfolio totaled $2.9 billion of residential mortgage loans and other target assets as of December 31, 2022, representing 28% growth since December 31, 2021.

Capital Markets Activity
•In December 2022, the Company converted approximately $286 million of mark-to-market debt to non-mark-to-market financing for continually performing loans.
•As of December 31, 2022, the Company was party to five financing lines which permit borrowings in an aggregate amount of up to $1.2 billion.
•Our total financing capacity as of March 9, 2023 stands at $1.2 billion of which approximately $440 million is drawn, leaving capacity of approximately $767 million for new loan purchases.

Balance Sheet
•Target assets totaled $2.87 billion as of December 31, 2022.
•Held residential mortgage whole loans with fair value of $771.0 million as of December 31, 2022.
•Recourse debt to equity ratio was 2.9x as of December 31, 2022.
•During 2022, we repurchased approximately 429,333 shares of common stock at an average price of $15.86 per share, for a total of $6.9 million.

Dividend
On March 9, 2023, the Company declared a dividend of $0.32 per share of common stock for the fourth quarter of 2022. The dividend is payable on March 31, 2023 to common stockholders of record as of March 22, 2023.

Conference Call and Webcast Information
The Company will host a live conference call and webcast today, March 9, 2023 at 8:30 a.m. Eastern time. To listen to the live webcast, go to the Investors section of the Company’s website at www.angeloakreit.com at least 15 minutes prior to the scheduled start time in order to register and install any necessary audio software.

To Participate in the Telephone Conference Call:
Dial in at least 15 minutes prior to start time.
Domestic: 1-877-407-9716
International: 1-201-493-6779

Conference Call Playback:
Domestic: 1-844-512-2921
International: 1-412-317-6671
Passcode: 13735149
The playback can be accessed through March 23, 2023.

Non-GAAP Metrics
Distributable Earnings is a non‑GAAP measure and is defined as net income (loss) allocable to common stockholders as calculated in accordance with generally accepted accounting principles in the United States of America (“GAAP”), excluding (1) unrealized gains and losses on our aggregate portfolio, (2) impairment losses, (3) extinguishment of debt, (4) non-cash equity compensation expense, (5) the incentive fee earned by our Manager, (6) realized gains or losses on swap terminations and (7) certain other nonrecurring gains or losses. We believe that the presentation of Distributable Earnings provides investors with a useful measure to facilitate comparisons of financial performance among our REIT peers, but has important limitations. We believe Distributable Earnings as described above helps evaluate our financial performance without the impact of certain transactions but is of limited usefulness as an analytical tool. Therefore, Distributable Earnings should not be viewed in isolation and is not a substitute for net income computed in accordance with GAAP. Our methodology for calculating Distributable Earnings may differ from the methodologies employed by other REITs to calculate the same or similar supplemental performance measures, and as a result, our Distributable Earnings may not be comparable to similar measures presented by other REITs.

Distributable Earnings Return on Average Equity is a non-GAAP measure and is defined as annual or annualized Distributable Earnings divided by average total stockholders’ equity. We believe that the presentation of Distributable Earnings Return on Average Equity provides investors with a useful measure to facilitate comparisons of financial performance among our REIT peers, but has important limitations. Additionally, we believe Distributable Earnings Return on Average Equity provides investors with additional detail on the Distributable Earnings generated by our invested equity capital. We believe Distributable Earnings Return on Average Equity as described above helps evaluate our financial performance without the impact of certain transactions but is of limited usefulness as an analytical tool. Therefore, Distributable Earnings Return on Average Equity should not be viewed in isolation and is not a substitute for net income computed in accordance with GAAP. Our methodology for calculating Distributable Earnings Return on Average Equity may differ from the methodologies employed by other REITs to calculate the same or similar supplemental performance measures, and as a result, our Distributable Earnings Return on Average Equity may not be comparable to similar measures presented by other REITs.

Economic book value is a non-GAAP financial measure of our financial position. To calculate our economic book value, the portions of our non-recourse financing obligation held at amortized cost are adjusted to fair value. These adjustments are also reflected in our end of period common stockholders’ equity. Management considers economic book value to provide investors with a useful supplemental measure to evaluate our financial position as it reflects the impact of fair value changes for our legally held retained bonds, irrespective of the accounting model applied for GAAP reporting purposes. Economic book value does not represent and should not be considered as a substitute for book value per share of common stock or stockholders’ equity, as determined in accordance with GAAP, and our calculation of this measure may not be comparable to similarly titled measures reported by other companies.

Forward-Looking Statements
This press release contains certain forward-looking statements that are subject to various risks and uncertainties, including, without limitation, statements relating to the performance of the Company’s investments. Forward-looking statements are generally identifiable by use of forward-looking terminology such as “may,” “will,” “should,” “potential,” “intend,” “expect,” “endeavor,” “seek,” “anticipate,” “estimate,” “believe,” “could,” “project,” “predict,” “continue,” or by the negative of these words and phrases or other similar words or expressions. Forward-looking statements are based on certain assumptions, discuss future expectations, describe existing or future plans and strategies, contain projections of results of operations, liquidity and/or financial condition, or state other forward-looking information. The Company’s ability to predict future events or conditions or their impact or the actual effect of existing or future plans or strategies is inherently uncertain. Although the Company believes that such forward-looking statements are based on reasonable assumptions, actual results and performance in the future could differ materially from those set forth in or implied by such forward-looking statements. You are cautioned not to place undue reliance on these forward‐looking statements, which reflect the Company’s views only as of the date of this press release. Additional information concerning factors that could cause actual results and performance to differ materially from these forward-looking statements is contained from time to time in the Company’s filings with the Securities and Exchange Commission. Except as required by applicable law, neither the Company nor any other person assumes responsibility for the accuracy and completeness of the forward‐looking statements. The Company does not undertake any obligation to update any forward-looking statements contained in this press release as a result of new information, future events or otherwise.

About Angel Oak Mortgage, Inc.
Angel Oak Mortgage, Inc. is a real estate finance company focused on acquiring and investing in first lien non-QM loans and other mortgage-related assets in the U.S. mortgage market. The Company’s objective is to generate attractive risk-adjusted returns for its stockholders through cash distributions and capital appreciation across interest rate and credit cycles. The Company is externally managed and advised by an affiliate of Angel Oak Capital Advisors, LLC, which, collectively with its affiliates, is a leading alternative credit manager with a vertically integrated mortgage origination platform. Additional information about the Company is available at www.angeloakreit.com.

Angel Oak Mortgage, Inc.
Condensed Consolidated Statements of Operations and Comprehensive Income (Loss)
(Unaudited)
(in thousands, except for share and per share data)

	Three Months Ended		Twelve Months Ended
	December 31, 2022	December 31, 2021	December 31, 2022	December 31, 2021
INTEREST INCOME, NET
Interest income	$28,585	$22,792	$115,544	$60,555
Interest expense	21,175	6,199	63,024	11,476
NET INTEREST INCOME	7,410	16,593	52,520	49,079

REALIZED AND UNREALIZED GAINS (LOSSES), NET
Net realized gain (loss) on mortgage loans, derivative contracts, RMBS, and CMBS	(65,141)	14,730	(8,717)	(4,926)
Net unrealized gain (loss) on mortgage loans, debt at fair value option, and derivative contracts	53,268	(18,543)	(201,753)	(2,392)
TOTAL REALIZED AND UNREALIZED GAINS (LOSSES), NET	(11,873)	(3,813)	(210,470)	(7,318)

EXPENSES
Operating expenses	1,790	4,529	16,651	11,439
Stock compensation	574	1,715	5,753	1,715
Securitization costs	3	—	3,137	—
Management fee incurred with affiliate	1,969	1,879	7,799	5,894
Total operating expenses	4,336	8,123	33,340	19,048

INCOME (LOSS) BEFORE INCOME TAXES	(8,799)	4,657	(191,290)	22,713
Income tax benefit	—	1,600	(3,457)	1,600
NET INCOME (LOSS)	$(8,799)	$3,057	$(187,833)	$21,113
Preferred dividends	(2)	(4)	(14)	(15)
NET INCOME (LOSS) ALLOCABLE TO COMMON STOCKHOLDERS	$(8,801)	$3,053	$(187,847)	$21,098
Other comprehensive income (loss)	(12,148)	(1,394)	(24,127)	4,039
TOTAL COMPREHENSIVE INCOME (LOSS)	$(20,949)	$1,659	$(211,974)	$25,137

Basic earnings (loss) per common share	$ (0.36)	$ 0.12	$ (7.65)	$ 1.02
Diluted earnings (loss) per common share	$ (0.36)	$ 0.12	$ (7.65)	$ 1.01

Weighted average number of common shares outstanding:
Basic	24,586,340	24,835,377	24,547,916	20,601,964
Diluted	24,586,340	25,306,794	24,547,916	20,852,554

Angel Oak Mortgage, Inc.
Condensed Consolidated Balance Sheets
(Unaudited)
(in thousands, except for share and per share data)

	As of:
	December 31, 2022	December 31, 2021
ASSETS
Residential mortgage loans - at fair value	$770,982	$1,061,912
Residential mortgage loans in securitization trusts - at fair value	1,027,442	667,365
Commercial mortgage loans - at fair value	9,458	18,664
RMBS - at fair value	1,055,338	485,634
CMBS - at fair value	6,111	10,756
U.S. Treasury securities - at fair value	—	249,999
Cash and cash equivalents	29,272	40,801
Restricted cash	10,589	11,508
Principal and interest receivable	17,497	25,984
Deferred tax asset	3,457	—
Unrealized appreciation on TBAs and interest rate futures contracts - at fair value	14,756	2,428
Other assets	1,310	2,878
Total assets	$2,946,212	$2,577,929

LIABILITIES AND STOCKHOLDERS’ EQUITY
LIABILITIES
Notes payable	$639,870	$853,408
Non-recourse securitization obligation, collateralized by residential mortgage loans in securitization trusts	1,003,485	616,557
Securities sold under agreements to repurchase	52,544	609,251
Unrealized depreciation on TBAs and interest rate futures contracts - at fair value	—	728
Due to broker	1,006,022	—
Accrued expenses	1,288	442
Accrued expenses payable to affiliate	2,006	1,425
Interest payable	2,551	1,283
Income taxes payable	—	1,600
Management fee payable to affiliate	1,967	1,845
Total liabilities	$2,709,733	$2,086,539

Commitments and contingencies

STOCKHOLDERS’ EQUITY
Series A preferred stock, $0.01 par value. As of December 31, 2022: no shares issued and outstanding. As of December 31, 2021, 12% cumulative, non-voting, 125 shares issued and outstanding.	$—	$101
Common stock, $0.01 par value. As of December 31, 2022: 350,000,000 shares authorized, 24,925,357 shares issued and outstanding. As of December 31, 2021: 350,000,000 shares authorized, 25,227,328 shares issued and outstanding.	249	252
Additional paid-in capital	475,379	476,510
Accumulated other comprehensive income	(21,127)	3,000
Retained (deficit) earnings	(218,022)	11,527
Total stockholders’ equity	$236,479	$491,390
Total liabilities and stockholders’ equity	$2,946,212	$2,577,929

Angel Oak Mortgage, Inc.
Reconciliation of Net Income (Loss) to Distributable Earnings
and Distributable Earnings Return on Average Equity
(Unaudited)

	Three Months Ended		Twelve Months Ended
	December 31, 2022	December 31, 2021	December 31, 2022	December 31, 2021
	(in thousands)
Net income (loss) allocable to common stockholders	$(8,801)	$3,053	$(187,847)	$21,098
Adjustments:
Net other-than-temporary credit impairment losses	—	—	—	—
Net unrealized (gains) losses on derivatives	(11,484)	1,558	(13,054)	7,688
Net unrealized (gains) losses on residential loans in securitization trusts and non-recourse securitization obligation	(11,896)	1,949	67,401	1,949
Net unrealized (gains) losses on residential loans	(29,973)	15,068	146,347	1,956
Net unrealized (gains) losses on commercial loans	85	(10)	844	(231)
Net unrealized (gains) losses on financial instruments at fair value	—	—	—	—
(Gains) losses on extinguishment of debt	—	—	—	—
Non-cash equity compensation expense	573	791	5,753	1,715
Incentive fee earned by the Manager	—	—	—	—
Realized gains (losses) on terminations of interest rate swaps	—	—	—	—
Total other non-recurring (gains) losses	—	—	—	—
Distributable Earnings	$(61,496)	$22,409	$19,444	$34,175

	Three Months Ended		Twelve Months Ended
	December 31, 2022	December 31, 2021	December 31, 2022	December 31, 2021
	($ in thousands)
Annualized Distributable Earnings	$(245,984)	$89,636	$19,444	$34,175
Average total stockholders’ equity	$249,954	$496,125	$355,944	$369,749
Distributable Earnings Return on Average Equity	(98.41%)	18.07%	5.46%	9.24%

Angel Oak Mortgage, Inc.
Reconciliation of Stockholders’ Equity to Stockholders’ Equity Including Economic Book Value Adjustments
and Economic Book Value per Common Share
(Unaudited)

	December 31, 2022	September 30, 2022	June 30, 2022	March 31, 2022	December 31, 2021
	(in thousands, except for per share data)
GAAP total stockholders’ equity	$236,479	$264,957	$367,284	$421,436	$491,390
Preferred stock	—	(101)	(101)	(101)	(101)
GAAP total common stockholders’ equity for book value per share of common stock	$236,479	$264,856	$367,183	$421,335	$491,289
Adjustments:
Fair value adjustment for securitized debt held at amortized cost	90,348	57,596	32,863	20,443	1,079
Stockholders’ equity including economic book value adjustments	$326,827	$322,452	$400,046	$441,778	$492,368

Number of shares of common stock outstanding at period end	24,925,357	24,925,357	24,925,930	25,085,796	25,227,328
Book value per share of common stock	$9.49	$10.63	$14.73	$16.80	$19.47
Economic book value per share of common stock	$13.11	$12.94	$16.05	$17.61	$19.52

Contacts

Investors:
investorrelations@angeloakreit.com
855-502-3920

Media:
Bernardo Soriano, Gregory FCA for Angel Oak Mortgage, Inc.
914-656-3880
bernardo@gregoryfca.com

Company Contact:
Randy Chrisman, Chief Marketing & Corporate Investor Relations Officer, Angel Oak Capital Advisors
404-953-4969
randy.chrisman@angeloakcapital.com